UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange Act of 1934

   Date  of  Report  (Date  of  earliest  event  reported):  February  22,  2005
                                                               -----------------


                             HARLEYSVILLE GROUP INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                           0-14697            51-0241172
---------------------------           --------            ----------
(State or other jurisdiction       (Commission         (IRS Employer
 of incorporation)                  File Number)      Identification No.)


355 Maple Avenue, Harleysville, Pennsylvania               19438
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   (Address of principal executive offices)           (Zip Code)


                                 (215)  256-5000
               ---------------------------------------------------
               Registrant's telephone number, including area code


                                 Not Applicable
 ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

      Following is a description of compensation arrangements that were approved by the Board of Directors of Harleysville Group Inc. (the "Company"), upon recommendation of the Compensation and Personnel Development Committee of the Company's Board of Directors (the "Committee").

2004  BONUS  PAYMENTS

     On February 22, 2005, the Committee reviewed the criteria for payment under the 2004 Senior Management Incentive Compensation Plan ("2004 Plan"). Senior executives, other than the CEO, were eligible for a payment under the 2004 Plan based on the attainment of either individual objectives or corporate objectives. The CEO, however, was eligible for a payment under the 2004 Plan based solely on the attainment of corporate objectives. The Committee determined that the criteria for payment based on individual objectives had been attained, although the criteria for payment based on corporate objectives had not been attained. Accordingly, the Committee approved payments under the 2004 Plan for executive officers, other than the CEO, based on the attainment of individual objectives. Regarding the CEO, although the criteria for payment under the 2004 Plan based on corporate objectives had not been attained, on February 23, 2005, the Board, upon recommendation of the Committee, approved payment of a bonus to reward exceptional individual performance and accomplishments during 2004. The following table sets forth the 2004 bonuses for the current President and CEO and those officers who were named executive officers in the Proxy Statement for the Company's 2004 Annual Shareholders Meeting.

                                      2004  CASH  BONUS
Michael L. Browne
President & CEO                       $105,000

Mark R. Cummins
Executive Vice President,             $41,292
Chief Investment Officer
& Treasurer

Bruce J. Magee
Senior Vice President &               $25,162
Chief Financial Officer


2005 BASE SALARY INCREASES

      On February 23, 2005, the Board, upon recommendation of the Committee, approved an increase in the annual base salary for the Company's President and CEO. The Committee based its decision on various factors including the performance of the Company and compensation levels at similarly sized companies in the same industry. On February 22, 2005, the Committee approved the increase in the annual base salaries for the Company's other executive officers. The base salaries of Mr. Browne and the other named executive officers for 2005 are as follows:

                                      2005 BASE SALARY
Michael L. Browne
President & CEO                           $600,000

Mark R. Cummins
Executive Vice President,                 $329,200
Chief Investment Officer
& Treasurer

Catherine B. Strauss
Executive Vice President,                 $245,900
Human Resources & Public
Affairs

Bruce J. Magee
Senior Vice President &                   $242,300
Chief Financial Officer



ESTABLISHMENT OF INCENTIVE AWARD OPPORTUNITIES UNDER THE 2005 SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

     Also on February 22, 2005, the Committee approved the incentive award opportunities for 2005 for the Senior Management Incentive Compensation Plan ("2005 Bonus Plan"). The 2005 Bonus Plan establishes target bonuses which are a percentage of base salary paid in 2005 while in an eligible position. The target bonuses are 40%, 25% and 20% of base salary for the CEO, Executive Vice Presidents and Senior Vice Presidents, respectively.

     EXECUTIVE OFFICERS. For executive officers other than the Chief Investment Officer, 40% of the target award is based on the Company's combined loss ratio, 30% is based on the Company's operating return on equity, and 30% is based on performance of individual objectives.

     CHIEF INVESTMENT OFFICER. For the Chief Investment Officer, 25% of the target award is based on the Company's combined loss ratio, 20% is based on the Company's operating return on equity, 20% is based on the performance of the Company's equity portfolio, 15% is based on the performance of the Company's fixed income portfolio and 20% is based on performance of individual objectives.

     The 2005 Bonus Plan provides for actual bonuses ranging from 0% to 200% of the target bonuses depending upon the extent to which corporate and individual objectives are attained. For bonuses to be paid, the Company must achieve a minimum return on the average common stockholders' equity. Payment of the bonuses, if any, is expected to be made in March 2006.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HARLEYSVILLE  GROUP  INC.
                                           Registrant




                                          /s/Robert A. Kauffman
February 28, 2005                         ----------------------------
                                          Robert A. Kauffman
                                          Senior Vice President,
                                          Secretary, General Counsel &
                                          Chief Governance Officer